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                                                                    EXHIBIT 1(f)


                                 FIFTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS


         THIS FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT SECURITIES FUNDS (the "Amendment") is entered into the 9th day of June, 1998, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Lewis F. Pennock, Ian
W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Securities Funds, a Delaware business trust (the "Trust"), entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, the Trustees of the Trust desire to establish a new Portfolio of the Trust and three Classes thereof, namely the AIM High Yield Fund II and its Class A, Class B and Class C Shares; and

         WHEREAS, Section 2.3.1 of the Agreement permits the Trustees to establish such Classes and Section 9.7 of the Agreement authorizes the Trustees to amend or otherwise supplement the Agreement by making an amendment, all without Shareholder authorization or vote; and

         WHEREAS, at a meeting duly called and held on the 9th day of June, 1998, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Section 2.3 of the Agreement shall be deleted in its entirety and the following new Section 2.3 shall be substituted in lieu thereof:

         "Section 2.3. Establishment of Portfolios and Classes. The Trust shall contain two Portfolios: the AIM High Yield Fund II and the AIM Limited Maturity Treasury Fund. The AIM High Yield Fund II shall contain three Classes of Shares:
Class A, Class B and Class C Shares. The AIM Limited Maturity Treasury Fund shall contain two Classes of Shares: the Class A Shares and the Institutional Class. The AIM High Yield Fund II and the AIM Limited Maturity Treasury Fund and their respective Classes as set forth in this Section 2.3 are collectively referred to as the "Portfolios." The establishment and designation of any other Portfolio or Class thereof, or subject to Section 6.1 hereof, any change to the Portfolios, shall be effective upon the adoption by a majority of the then Trustees of a resolution which sets forth such establishment, designation or change."

         The foregoing shall not be construed to amend or replace Sections 2.3.1 and 2.3.2 of the Agreement.

         3. A new Section 2.3.3 shall be added to the Agreement which Section
2.3.3 shall read in full as follows:




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         "Section 2.3.3. In addition to the relative rights and preferences set forth in Section 2.3.2 of this Trust Agreement and all other provisions of this Trust Agreement relating to Shares of the Trust generally, the Class B Shares shall have the following rights and preferences:

         (1) Subject to the provisions of paragraph (3) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares of the same Portfolio eight (8) years after the end of the calendar month in which a shareholder's order to purchase such shares was accepted.

         (2) Subject to the provisions of paragraph (3) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares of the same Portfolio in the same proportion as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the rights and preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

         (3) If a Portfolio of the Trust implements any amendment to a Plan of Distribution adopted under Rule 12b-1 promulgated under the 1940 Act (or, if presented to shareholders, adopts or implements a non-Rule 12b-1 shareholder services plan) that the Trustees determine would materially increase the charges that may be borne by that Portfolio's Class A Shareholders under such plan, the Class B Shares of that Portfolio will stop converting to the Class A Shares unless the Class B Shares, voting separately, approve the amendment or adoption. The Trustees shall have sole discretion in determining whether such amendment or adoption is submitted to a vote of the Class B Shareholders. Should such amendment or adoption not be submitted to a vote of the Class B Shareholders or, if submitted, should the Class B Shareholders fail to approve such amendment or adoption, the Trustees shall take such action as is necessary to: (1) create a new class of the affected Portfolio (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption; and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all material respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation."

         4. With the exception of the amendment to Section 2.3 of the Agreement as set forth in paragraph 2 of this Amendment and the addition of Section 2.3.3 to the Agreement as set forth in paragraph 3 of this Amendment, the Agreement, as amended, shall in all other respects remain in full force and effect.

         5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.





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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Fifth Amendment to Agreement and Declaration of Trust of AIM Investment Securities Funds as of the day and year first above written.



/s/ CHARLES T. BAUER                      /s/ BRUCE L. CROCKETT
----------------------------------        -------------------------------------
Charles T. Bauer, Trustee                 Bruce L. Crockett, Trustee


/s/ OWEN DALY II                          /s/ EDWARD K. DUNN, JR.
----------------------------------        -------------------------------------
Owen Daly II, Trustee                     Edward K. Dunn, Jr., Trustee


/s/ JACK FIELDS                           /s/ CARL FRISCHLING
----------------------------------        -------------------------------------
Jack Fields, Trustee                      Carl Frischling, Trustee


/s/ ROBERT H. GRAHAM                      /s/ LEWIS F. PENNOCK
----------------------------------        -------------------------------------
Robert H. Graham, Trustee                 Lewis F. Pennock, Trustee


/s/ IAN W. ROBINSON                       /s/ LOUIS S. SKLAR
----------------------------------        -------------------------------------
Ian W. Robinson, Trustee                  Louis S. Sklar, Trustee




                         [THIS IS THE SIGNATURE PAGE FOR
            THE FIFTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                      OF AIM INVESTMENTS SECURITIES FUNDS]